UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

POPULAR, INC.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 Muñoz Rivera Avenue Hato Rey, Puerto Rico	00918
(Address of principal executive offices)	(Zip code)

(787) 765-9800

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Popular, Inc. held its Annual Meeting of Stockholders on April 26, 2016. Of the 103,669,107 shares outstanding and entitled to vote (as of the February 26, 2016 record date), 94,696,142 shares were represented at the meeting, or a 91.34% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

Elected the following three individuals to serve as “Class 2” directors until the Annual Meeting of Stockholders in 2019 and until their successors have been duly elected and qualified:

	Votes For	Votes Against	Votes Abstained	Broker Non- Votes
Joaquín E. Bacardí, III	84,561,147	688,698	54,643	9,391,654
John W. Diercksen	83,934,051	1,229,428	141,009	9,391,654
David E. Goel	84,778,926	432,178	93,384	9,391,654

Proposal 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers (“Say-on-Pay”)

Approved, on an advisory basis (non-binding), the compensation of the Corporation’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in our 2016 proxy statement.

Votes For	Votes Against	Votes Abstained	Broker Non- Votes
83,359,802	1,750,431	194,255	9,391,654

Proposal 3 – Ratification of Appointment of Independent Auditors

Ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2016.

Votes For	Votes Against	Votes Abstained
93,692,766	909,338	94,038

The press release issued by the Corporation in connection with the 2016 Annual Meeting of Stockholders is included as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press release dated April 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC.
(Registrant)

Date: April 29, 2016	By:	/s/ Javier D. Ferrer
Javier D. Ferrer
Executive Vice President, General Counsel and Secretary